Exhibit 32.1

  Written Statement of the Chief Executive Officer and Chief Financial Officer
                           Pursuant to 18 U.S.C. "1350

Solely for the purposes of complying with 18 U.S.C. "1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of SBM Certificate Company, hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SBM Certificate Company.


/s/ Eric M. Westbury
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Eric M. Westbury
Chief Executive Officer


/s/ Trey Stafford
---------------------------------
Trey Stafford
Chief Financial and Accounting Officer

Date:  March 30, 2004